Exhibit 3.39

CERTIFICATE OF INCORPORATION

OF

ELECTRO-BIOLOGY, INC.

(A Delaware Corporation)

FIRST: Name. The name of the Corporation is ELECTRO-BIOLOGY, INC.

SECOND: Delaware Office and Registered Agent. The address of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent for service of process at such address is The Corporation Trust Company.

THIRD: Purpose. The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be Organized under the General Corporation Law of the State of Delaware. The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware, by any other law or by this Certificate, together with any powers incidental thereto as far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the purpose of the Corporation.

FOURTH: Capital Stock. The total number of shares of stock which the Company shall have authority to issue is 10,100,000 shares, of which 10,000,000 shares shall be Common Stock, par value $1.00 per share, and 100,000 shares shall be Preferred Stock, par value $10.00 per share.

A.

A statement of the voting powers and of the designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of each class of stock is as follows:

(a) Dividends. Subject to the preferences and any other rights of the Preferred Stock as fixed in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock pursuant to paragraph B of this Article FOURTH, the holders of record of Common Stock shall be entitled to receive ratably such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.

(b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment to the holders of Preferred Stock of the amounts to which they are entitled under the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock pursuant to paragraph B of this Article FOURTH, the assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock.

(c) Voting Rights. The holders of shares of Common Stock shall be entitled to one vote in respect of each share held.

B.

The Board of Directors is expressly vested with authority to issue the Preferred Stock from time to time in one or more series of such rank and with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock, and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is also expressly vested with authority to fix the number of shares constituting such series and to fix:

(i) the rate and times at which, and the conditions under which, dividends shall be payable on shares of such series, and the status of such dividends as cumulative or noncumulative and as participating or nonparticipating;

(ii) the price or prices, times and terms and conditions, if any, upon which or at which shares of such series shall be subject to redemption;

(iii) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of other classes of stock, or series thereof, of the Corporation and the terms and conditions of such conversion or exchange;

(iv) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of such series;

(v) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon distribution of the assets of, the Corporation;

(vi) the limitations, if any, applicable while such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for the purchase of the Common Stock;

(vii) the full or limited voting rights, if any, to be provided for shares of such series; and

(viii) any other preferences and relative, participating, optional or other such special rights, and the qualifications, limitations or restrictions thereof, of shares of such series;

so far as not inconsistent with the provisions of the Certificate of Incorporation, as amended to the date of such resolution or resolutions, and to the full extent now or hereafter permitted by the laws of the State of Delaware. All shares of Preferred Stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the Board of Directors as provided above; provided, however, that all shares of each series shall be identical and of equal rank except as to the times from cumulative dividends, if any, thereon shall be cumulative. The amount of the authorized Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote, without any requirement that such increase or decrease be approved by a class vote on the part of the Preferred Stock or any series thereof, or on the part of any other class of stock of the Corporation, except as may be otherwise provided in the above-mentioned resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

The Board of Directors is also expressly vested with authority to amend any of the provisions of any resolution or resolutions providing for the issue of any series of Preferred Stock, subject to any class voting rights of the holders of any series of Preferred Stock contained in the resolution or resolutions providing for the issue of such series and subject to the requirements of the laws of the State of Delaware.

FIFTH: Management of the Affairs of the Corporation. The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders:

(1) The number of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws. The election of Directors may be conducted in any manner the By-Laws provide, and need not be by ballot.

(2) The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.

(3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statues of Delaware, of this Certificate, and of any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the Directors which would have been valid if such By-Laws had not been made.

SIXTH: Reorganization. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or the class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise and arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH: Reservation of Right to Amend. The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights herein conferred upon stockholders, Directors and officers are subject to this reserved power.

EIGHTH: Incorporator. The name and post office address of the sole incorporator are William A. Newman, 645 Madison Avenue, New York, New York 10022.

NINTH: Invalidation of Contracts. No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is, or are, interested in, or is a director or officer of, or are directors or officers of, such other corporation, and any director or directors, individually or jointly may be a party or parties to, or may be interested in any contract or transaction of this corporation, or in which this corporation is interested, and no contract, act or transaction of this corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any director or directors of this corporation is a party, or are parties to, or interested in such contract, act or transaction, or in any way connected with such person or persons, firm or association, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of themselves or any firm, association or corporation in which he may be anywise interested.

TENTH: Meetings of Board. The Board of Directors shall have the power to hold their meetings outside of the State of Delaware, at such place as from time to time may be designated by the by-laws or by resolution of the Board.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand and seal this 5th day of November, 1979.

/s/ William A. Newman
William A. Newman

Sworn to before me on this 5th day of November, 1979

By	/s/ Joanne Figluizzi
JOANNE FIGLUIZZI
Notary Public, State of New York
No. 41-4510694
Qualified In Queens County
Commission Expires March 30, 1981

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of November 15, 1979 between ELECTRO-BIOLOGY, INC., a New Jersey corporation (“EBI-New Jersey”), and ELECTRO-BIOLOGY, INC., a Delaware corporation (“EBI-Delaware” or the “Surviving Corporation”) (EBI-New Jersey and EBI-Delaware being sometimes referred to hereinafter as the “Constituent Corporations” to such merger).

WHEREAS, EBI-New Jersey wishes to change the state of its incorporation by merging into EBI-Delaware; and

WHEREAS, the boards of directors of the Constituent Corporations have adopted resolutions approving such merger and this Agreement and have directed that the plan of merger set forth herein be submitted to the stockholders of EBI-New Jersey and EBI-Delaware, respectively, in accordance with the applicable laws of the States of Delaware and New Jersey;

NOW, THEREFORE, the parties hereto agree that the terms and conditions of the merger and the mode of carrying it into effect shall be as follows:

§1. Merger. On the Effective Date (as defined in §10 hereof), EBI-New Jersey shall be merged into EBI-Delaware , the separate corporate existence of EBI-New Jersey shall cease and EBI-Delaware shall continue in existence as the Surviving Corporation. Such merger shall in all respects have the effect provided for in Section 259 of the General Corporation Law of Delaware.

§2. Exchange of Stock. On the Effective Date, each issued and outstanding share of the common stock of EBI-Delaware shall be cancelled and retired, all rights in respect thereof shall cease, and the capital applicable to such shares shall be eliminated. Each share of the common stock of EBI-New Jersey (other than shares held in treasury and shares the holder or holders of which shall have delivered to EBI-New Jersey a timely demand for appraisal and shall not have voted in favor of the merger) shall thereupon cease to entitle its holder to any right or interest as a shareholder of EBI-New Jersey and shall be changed and converted, without the surrender of stock certificates or any other action, into 2,976 fully paid and nonassessable shares of the common stock, par value $1.00 per share, of EBI-Delaware, and each share of the common stock of EBI-New Jersey held in treasury shall be cancelled and retired, all rights in respect thereof shall cease, and the capital applicable to such shares shall be cancelled. After the Effective Date, the holders of certificates representing issued shares of EBI-New Jersey common stock shall have exactly the same rights as if such certificates had been issued by EBI-Delaware, and each such holder may (but shall not be required to) surrender such certificate to EBI-Delaware and shall be entitled to receive in exchange a certificate or certificates representing shares of EBI-Delaware common stock; provided, however, that EBI-Delaware shall be entitled to the protection of, and to rely upon, the stock records of EBI-New Jersey as though the same were its own records, and such records shall be deemed to be the records of EBI-Delaware for all corporate purposes.

§3. Preservation of Charter, etc. The certificate of incorporation and the by-laws of EBI-Delaware as in effect on the Effective Date shall be and continue to be the certificate of incorporation and by-laws of the Surviving Corporation and shall not be altered, amended or repealed solely by reason of the merger. The directors and officers of EBI-New Jersey in office on said date shall continue in office as, and be and constitute, the directors and officers of EBI-Delaware as provided in the certificate of incorporation and by-laws.

§4. Assumption of Rights, etc. On the Effective Date, EBI-Delaware shall succeed to and possess all of the rights, privileges, powers and franchises, whether public or private, and all of the assets and property, whether real or personal or mixed, and all debts due on whatever account, and all claims, demands and choses in action, of whatever kind or description, of EBI; and all interests of or belonging or due to EBI shall thereupon be deemed to be transferred to and vested in EBI-Delaware without any further act or deed, and no title to any real estate or interest therein vested in either of the Constituent Corporations shall revert or be in any way impaired solely by reason of the merger.

§5. Assumption of Duties, etc. On the Effective Date, EBI-Delaware shall assume all of the then outstanding debts, obligations, liabilities and duties of EBI-New Jersey, which thereupon shall be the responsibility and liability of EBI-Delaware and may be enforced against it to the same extent as if originally incurred or contracted by it. Thereafter any action or proceeding (whether civil, criminal or administrative) pending by or against either of the Constituent Corporations may be prosecuted against EBI-New Jersey or EBI-Delaware, as the case may be, as if the merger contemplated herein had not taken place, or EBI-Delaware may be substituted in such action or proceeding in the place and stead of EBI-New Jersey. No right of any creditor of either Constituent Corporation and no lien upon the property of either of them shall be limited, modified or impaired by the merger contemplated herein.

§6. Waiver. Any of the terms or conditions of this Agreement (a) may be waived at any time by whichever of the Constituent Corporations is (or the stockholders of which are) entitled to the benefit thereof by resolution of the board of directors of said corporation or (b) may be amended or modified, in whole or in part, by a writing authorized by the respective boards of directors of the Constituent Corporations and signed by each of said Corporations. Anything herein or elsewhere to the contrary notwithstanding (including, without limitation, approval of this Agreement and the plan of merger set forth herein by the shareholders of either or both of the Constituent Corporations), this Agreement may be terminated and abandoned by the board of directors of either Constituent Corporation at any time prior to the date of the filing of this Agreement with the Secretary of State of Delaware.

§7. Further Documents. Prior to and from and after the Effective Date, the Constituent Corporations shall take all such action as may be necessary or appropriate in order to effectuate the merger. If at any time thereafter Date EBI-Delaware shall determine that any additional assignments, conveyances or other documents or acts are necessary or desirable to vest, perfect or confirm of record in EBI-Delaware full title to any property or rights of either of the Constituent Corporations, or otherwise to give effect to the provisions of this Agreement, the proper officers and directors of the Constituent Corporations shall execute and deliver all proper documents, and do all things necessary or appropriate to vest, perfect or confirm title to such property or rights in EBI-Delaware and otherwise to give effect hereto.

§8. Submission to Jurisdiction, etc. EBI-Delaware acknowledges that it may be served with process in New Jersey in any proceeding for the enforcement of any obligation of

EBI-New Jersey or of the rights of any dissenting shareholder of EBI-New Jersey, and EBI-Delaware hereby irrevocably appoints the Secretary of State of New Jersey as its agent to accept service of process in any such proceeding. EBI-Delaware hereby agrees that it will promptly pay to dissenting shareholders of EBI-New Jersey, if any, the amount, if any, to which they shall be entitled pursuant to the laws of New Jersey.

§9. Condition Precedent. It is a condition precedent to the filing of this Agreement and the effectiveness of this merger that all of the shareholders of EBI-New Jersey have signed counterparts of the Agreement Among Stockholders in the form of Exhibit A annexed hereto.

§10. Effective Date. This Agreement shall be submitted to the shareholders of EBI-New Jersey and the shareholders of EBI-Delaware. If duly authorized and adopted, it shall promptly be filed in accordance with the laws of Delaware and a certificate of merger shall be filed in accordance with the laws of New Jersey, and thereafter this Agreement shall be recorded in accordance with the laws of Delaware. The merger shall become effective upon the date of the filing of this Agreement and said certificate (the “Effective Date”).

IN WITNESS WHEREOF, the Constituent Corporations, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors, have each caused this Agreement to be executed as of the date first above written by their respective presidents and their respective corporate seals to be affixed hereto and attested by respective assistant secretaries.

ELECTRO–BIOLOGY, INC. (A New Jersey Corporation)

By	/s/ John P. Ryaby
President

[SEAL]

ATTEST:

/s/ William A. Newman
Assistant Secretary

ELECTRO–BIOLOGY, INC. (A Delaware Corporation)

By	/s/ John P. Ryaby
President

[SEAL]

ATTEST:

/s/ William A. Newman
Assistant Secretary

Certificate of Agreement of Merger of the “ELECTRO–BIOLOGY, INC.”, a corporation organized and existing under the laws of the State of New Jersey, merging with and into the “ELECTRO–BIOLOGY, INC.”, a corporation organized and existing under the laws of the State of Delaware under the name of “ELECTRO–BIOLOGY, INC.”, as received and filed in this office the fifth day of December, A.D. 1979, at 4 o’clock P.M.

And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ELECTRO–BIOLOGY, INC.

Under Section 242 of the General

Corporation Law

ELECTRO–BIOLOGY, INC., a Delaware corporation, hereby certifies that:

FIRST: Its Board of Directors adopted a resolution on February 24, 1983 setting forth the following amendment of the Certificate of Incorporation of the Corporation, declaring its advisability and directing that the same be submitted to the stockholders of the Corporation pursuant to Section 242 of the General Corporation Law of Delaware.

SECOND: That the first sentence of Article FOURTH of the Certificate of Incorporation be, and it hereby is, amended to read in its entirety as follows:

“FOURTH: Capital Stock. The total number of shares of stock which the Company shall have authority to issue is 20,100,000 shares, of which 20,000,000 shares shall be Common Stock, par value $1.00 per share, and 100,000 shares shall be Preferred Stock, par value $10.00 per share.”

THIRD: In accordance with Section 242(c) of the General Corporation Law of the State of Delaware, this Certificate of Amendment of the Certificate of Incorporation was approved by resolution of the majority of the holders of all outstanding stock of the Corporation entitled to vote thereon at the Annual Meeting of Stockholders, duly held on May 5, 1983.

FOURTH: The capital of the Corporation shall not be reduced under or by reason of such amendment.

IN WITNESS WHEREOF, ELECTRO-BIOLOGY, INC. has caused this Certificate to be signed by Richard H. Reisner, its Vice President, and attested by William A. Newman, its Assistant Secretary, this 24th day of May, 1983.

ELECTRO-BIOLOGY, INC.

By:	/s/ Richard H. Reisner
Richard H. Reisner Vice President

Attest:

/s/ William A. Newman
William A. Newman Assistant Secretary

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

ELECTRO-BIOLOGY, INC.

(Under Section 242 of the Delaware

General Corporation Law)

Electro-Biology, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1. The name of the Corporation is Electro-Biology, Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 7, 1979. A Certificate of Amendment was filed with the Secretary of State of the State of Delaware on June 14, 1983.

3. This Certificate of Amendment of the Certificate of Incorporation was duly authorized and adopted by the Board of Directors of the Corporation and duly approved and adopted by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. The Amendment of the Certificate of Incorporation effected by this Certificate of Amendment is for the purpose of providing a limitation of the personal liability of directors of the Corporation under certain circumstances pursuant to Section 102 (b) (7) of the General Corporation Law of the State of Delaware.

5. To accomplish the Amendment, the following Article ELEVENTH is hereby added to the Certificate of Incorporation, as heretofore amended:

ELEVENTH: Liability of Directors of the Corporation. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General. Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of June, 1987.

ELECTRO-BIOLOGY, INC.

By:	/s/ Thomas A. Duerden
Chairman of the Board and Chief Executive Officer

ATTEST:

/s/ Richard H. Reisner
Secretary

CERTIFICATE OF MERGER

MERGING

BIOMET ACQUISITION CORP.

(an Indiana corporation)

into

ELECTRO–BIOLOGY, INC.

(a Delaware corporation)

Pursuant to Section 252 of the

Delaware General Corporation Law

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations in the merger is as follows:

Name	State of Incorporation
Biomet Acquisition Corp.	Indiana
Electro–Biology, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: That Electro–Biology, Inc., a Delaware corporation, shall be the surviving corporation.

FOURTH: That the Certificate of Incorporation of Electro–Biology, Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Electro–Biology, Inc., 6 Upper Pond Road, Parsippany, New Jersey. 07054-1079.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That the authorized capital stock of Biomet Acquisition Corp. consists of One Thousand (1,000) shares of Common Stock.

EIGHT: That the merger shall be effective at the close of business on January 4th, 1988.

IN WITNESS WHEREOF, Electro–Biology, Inc. has caused this Certificate of Merger to be executed by its duly authorized officers this 23rd day of December, 1987.

ELECTRO–BIOLOGY, INC.

By:	/s/ Thomas A. Duerden
Thomas A. Duerden, Chairman

Attest:

By:	/s/ Richard H. Reisner
Richard H. Reisner, Secretary

Certificate of merger of the BIOMET ACQUISITION CORP. a corporation organized and existing under the laws of the State of Indiana merging with and into the ELECTRO–BIOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware under the name of “ELECTRO-BIOLOGY, INC.” as received and filed in this office the fourth day of January A.D. l988 at 3:25 o’clock P.M.

And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF ELECTRO-BIOLOGY, INC. (Under Section 242 of the Delaware General Corporation Law)

Electro-Biology, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1. The name of the Corporation is Electro-Biology, Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 7, 1979. Certificates of Amendment were filed with the Secretary of State of the State of Delaware on June 14, 1983 and June 30, 1987.

3. This Certificate of Amendment of the Certificate of Incorporation was fully authorized and adopted by the Board of Directors of the Corporation and duly approved and adopted by the stockholders of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The Amendment of the Certificate of Incorporation effected by this certificate of Amendment is for the purpose of amending the number of shares of the Corporation authorized by the Corporation’s Certificate of Incorporation.

5. To accomplish the Amendment, Article FOURTH of the Certificate of Incorporation is hereby amended to read as follows in its entirety:

“FOURTH: Capital Stock. The total number of shares of stock which the Company shall have authority to issue is 3,000 (three thousand) shares, all of which shares shall be Common Stock, par value $1.00 per share.”

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of July, 1989.

ELECTRO-BIOLOGY, INC.

By	/s/ Niles L. Noblitt

Its	President

ATTEST:

/s/ Jerry L. Miller
Secretary

State of Delaware Secretary of State Division of Corporations Delivered 06:55 PM 02/28/2008 FILED 06:55 PM 02/28/2008 SRV 080253885 – 0881875 FILE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO

A LIMITED LIABILITY COMPANY

**********

In accordance with the provisions of Section 18-214 of the

Delaware Limited Liability Act

**********

The undersigned, being duly authorized to execute and file this Certificate of Conversion from a domestic corporation to a domestic limited liability company for the purposes of converting Electro-Biology, Inc., a Delaware corporation (the “Corporation”), into a domestic limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Act, does hereby certify as follows:

FIRST: The name of the Corporation immediately prior to filing this Certificate is Electro-Biology, Inc.

SECOND: The date the Certificate of Incorporation was first filed is November 7, 1979.

THIRD: The original name of the Corporation as set forth in the Certificate of Incorporation is Electro-Biology, Inc.

FOURTH: The conversion has been approved in accordance with the provisions of Section 18-214 of the Delaware Limited Liability Act.

FIFTH: Upon the filing of the conversion, the name of the limited liability company shall be Electro-Biology, LLC.

The undersigned, being the duly authorized person of the Corporation, for the purposes of converting the Corporation into a domestic limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Act, does make this Certificate of Conversion, hereby declare and certify that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 27th day of February, 2008.

/s/ Bradley J. Tandy
Bradley J. Tandy, an authorized person

State of Delaware Secretary of State Division of Corporations Delivered 06:55 PM 02/28/2008 FILED 06:55 PM 02/28/2008 SRV 080253885 – 0881875 FILE

CERTIFICATE OF FORMATION

OF

ELECTRO-BIOLOGY, LLC

This Certificate of Formation is being executed as of February 27, 2008, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the limited liability company is Electro-Biology, LLC (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 1308 Delaware Avenue, in the City of Wilmington, New Castle County, Delaware 19806. The registered agent of the Company for service of process at such address is Corporate Creations Network, Inc.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	/s/ Joan D. Donovan
Joan D. Donovan, an Authorized Person